Exhibit B-1(f)

                     ENTERGY ARKANSAS, INC.
                        639 Loyola Avenue
                  New Orleans, Louisiana 70113


                                                  November 30, 2000

River Fuel Trust #1
c/o United States Trust Company
 of New York
114 West 47th Street
New York, New York 10036

The Bank of New York
One Wall Street
New York, New York 10286


Dear Sirs:

          Pursuant to the requirements of the Fuel Lease, dated as of December 22, 1988, between River Fuel Trust #1 and Entergy Arkansas, Inc. (formerly Arkansas Power & Light Company), Entergy Arkansas, Inc. hereby acknowledges receipt of a copy of (i) the Credit Agreement, dated as of November 30, 2000, among River Fuel Trust #1, The Bank of New York and the various Lenders parties thereto, and (ii) the Depositary Agreement, dated as of November 30, 2000, among River Fuel Trust #1, The Chase Manhattan Bank and The Bank of New York, and consents to your entry into said Credit Agreement and Depositary Agreement.


                                        Very truly yours,

                                        ENTERGY ARKANSAS, INC.


                                        By:
                                          Name:  Frank Williford
                                          Title: Assistant Treasurer